Exhibit 99.1

News Release

Date: May 15, 2009	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com
Nalco Executes Long-term Refinancing Deal

(Naperville, Ill.) Nalco Holding Company (NYSE:NLC) today announced that its wholly owned subsidiary, Nalco Company, successfully completed a $1.25 billion refinancing that replaces the majority of a term loan due in November of 2010 and, along with cash on hand, will be used to retire $475 million of its senior notes otherwise due in November of 2011. The refinancing includes $750 million in new term loans due in 2016 and $500 million of new senior notes due in 2017. The arrangements also include a new five-year, $250 million revolving credit facility supplied by a consortium of 7 banks, replacing the revolving credit facility that would otherwise have expired in November of 2009.

Pricing on the new term loans was set at a rate of LIBOR plus 350 basis points, with a LIBOR minimum of 300 basis points, and sold at $97.50 per $100 of principal amount for a yield of just under 7%. The $500 million of senior unsecured notes issued in the high yield market carry a coupon of 8 1/4% and were priced to yield 8 5/8%.

The senior unsecured notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-looking Statements

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves

NALCO COMPANY

for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.